HEALTHTECH SOLUTIONS, INC. COMMON STOCK REMOVED

FROM THE OTC PINK MARKET

HLTT Common Stock Is Now Available for Trading

Exclusively on the OTC Expert Market

Sales and Operations Remain Stable

Tuckahoe NY — July 27, 2023 (OTC: HLTT) – Healthtech Solutions Inc., via its subsidiaries, researches, develops, manufacturers and commercializes a line of wound care products including DermaBind™, a dehydrated placental membrane allograft wound covering produced using patented technology and processes. Last week, the common stock of Healthtech Solutions, Inc. was removed from the OTC Pink Market because the Company has been out of compliance with SEC reporting requirements since April 15, 2023. The common stock is now available for trading only on the OTC Expert Market.

The Board and management of Healthtech Solutions are working diligently to complete the filing of 10-Q Reports for the 1st and 2nd quarters of 2023 as well as the 2-year audit required by the acquisition of World Reach Holdings LLC.  Once the Company has returned to compliance with SEC reporting requirements, the Company will arrange to have a Form 15c-211 filed with FINRA in order to return its common stock to the OTC Pink Market.

The sales and operations of the Company remain stable.

About Healthtech Solutions

Healthtech Solutions Inc. (OTC: HLTT), which is currently being rebranded as World Reach Holdings, Inc., is an innovative portfolio-model life sciences company focused on building solutions for patients and the healthcare system through our subsidiary companies ranging in stage from pre-clinical to commercial growth. At Healthtech, we are driven by innovation and people. At our core, our philosophy is highly motivated people with ambitious goals can achieve breakthroughs with the right organizational support. By identifying and building visionary teams within an ecosystem that fuels their strengths, we believe we can collectively accelerate the next wave of advancements in healthcare. From our perspective, breakthroughs often occur at the intersection of multiple approaches, so we are agnostic to the solution - therapeutics, devices, diagnostics, digital technology, or a combination. In fact, we hypothesize that some of the most promising breakthroughs will occur at the interface of these traditional silos, which has already begun to occur. Healthcare, illness, and injury are multifactorial, and we believe the solutions often need to be multi-pronged to succeed. For more information please visit www.WorldReachHoldings.com.

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Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the management of Healthtech Solutions believes or anticipates may occur in the future. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, as well as estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward- looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward- looking statements.

Investor Relations

Michael Porter, President

Porter, LeVay & Rose, Inc.

mike@plrinvest.com

@PlRinvest

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